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                                                                   Exhibit 99.7

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

   GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

   References to "Section" herein are to the Internal Revenue Code of 1986, as amended, unless otherwise indicated.

FOR THIS TYPE OF ACCOUNT:                               GIVE THE SOCIAL SECURITY NUMBER OF--
-----------------------------------------------------   ----------------------------------------------------
1. An individual's account                              The individual
2. Two or more individuals (joint account)              The actual owner of the account or, if combined funds,
                                                        the first individual on the account(1)
3. Husband and wife (joint account)                     The actual owner of the account or, if joint funds, the
                                                        first individual on the account(l)
4. Custodian account of a minor                         The minor(2)
  (Uniform Gift to Minors Act)
5. Adult and minor (joint account)                      The adult or, if the minor is the only contributor, the
                                                        minor(l)
6. Account in the name of guardian or committee for a   The ward, minor, or incompetent person(3)
  designated ward, minor, or incompetent person
7. a. The usual revocable savings trust account         The grantor-trustee(l)
    (grantor is also trustee)

  b. So-called trust account that is not a legal or valid   The actual owner(l)
  trust under State law

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
FOR THIS TYPE OF ACCOUNT:                                 GIVE THE EMPLOYER IDENTIFICATION NUMBER OF--
-------------------------------------------------------- --------------------------------------------
8. Sole proprietorship account                                     The owner(4)
9. A valid trust, estate, or pension fund                          The legal entity (Do not furnish the identifying
                                                                   number of the personal representative or trustee
                                                                   unless the legal entity itself is not designated in the
                                                                   account title.)(5)
10. Corporate account                                              The corporation
11. Religious, charitable, or educational organization
  account                                                          The organization
12. Partnership account held in the name of the business           The partnership
13. Association, club, or other tax-exempt organization            The organization
14. A broker or registered nominee                                 The broker or nominee
15. Account with the Department of Agriculture in the
  name of a public entity (such as a State or local
  government, school district, or prison) that receives
  agricultural program payments                                    The public entity

------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2

OBTAINING A NUMBER


   If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on broker transactions include the following:

    -  A corporation.

    -  A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan or a custodian account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

    -  The United States, or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

    -  An international organization or any agency, or instrumentality thereof.

    - A dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

    -  A real estate investment trust.

    -  A foreign central bank of issue.


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   Exempt payees described above should file Form W-9 or, if appropriate, Form
W-8 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury Regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN.--If you fail to furnish your TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBER.--If the payor discloses or uses taxpayer identification numbers in violation of Federal law, the payor may be subject to civil and criminal penalties.

                      FOR ADDITIONAL INFORMATION CONTACT
                        YOUR TAX CONSULTANT OR THE IRS.

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